As filed with the Securities and Exchange Commission on July 27,
1998

                                     Registration No.
__________________


==============================================================

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549



FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________



ROYAL CASINO GROUP INC.

(Exact name of registrant as specified in its charter)



              Utah
95-4091368

   (State or other jurisdiction of           (IRS Employer
Identification No)

   Incorporation or organization)



152 Sherman St.

                      Deadwood,  SD                   57732


                 (Address of principal executive offices) (Zip
Code)

_______________________



Consulting/Compensation Plan

(Full title of plan)

_______________________



Jon F. Elliott

Royal Casino Group Inc.

152 Sherman St.

Deadwood SD  57732

(Name and address of agent for service)

______________________________



(605)  578-1299

(Telephone number, including area code, of agent of service)

______________________________



Copy to:

Leonard R. Milstein, Esq.

684 Higuera Street, Suite C

San Luis Obispo,  CA  93401-3511

(805)541-5100





















CALCULATION OF REGISTRATION FEE





                                  Proposed        Proposed

Title of                          Maximum         Maximum

Securities To   Amount To         Offering Price  Aggregate
  Amount of

Be Registered   Be Registered(1)  Per share(3)    Offering
Price(3) Registration fee



Common Stock

($0.001 par value

per share)        750,000(2)         $0.30          $225,000
   $  100.00





(1) Pursuant to Rule 416, the number of shares registered shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of stock options, and anti-dilutions adjustments to the amount of shares of Common Stock issuable pursuant to stock options exercised thereafter.



(2) Represents 750,000 to be issued pursuant to the informal consulting/ compensation plan of Registrant and includes re-offers of such shares.



(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h), based upon the average of the bid and asked price of Common Stock on July
14, 1998.



==============================================================























































PART I



INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Item 1.     Plan information.

	      Omitted as Permitted.



Item 2.     Registrant information and Employee Plan Annual
Information.

		Not applicable.



PART II



INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.     Incorporation of Documents by Reference



      The following documents filed with the Securities and Exchange Commission (the Commission) by ROYAL CASINO GROUP INC.
(the Company) are incorporated herein by reference:



            (a) The Companys Annual Report on Form 10-K for the fiscal year ended July 31, 1997 filed pursuant to Section
13(a) or 15(d)

                of the Securities Exchange Act of 1934, as amended (Exchange

                Act).

            (b) All other reports filed by the Company pursuant to Section

                13(a) or 15(d) of the Exchange Act since the end of the

                Companys fiscal year ended July 31, 1997.



All reports or other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports or documents.



Although the Companys financial statements for the nine months ended April

30, 1997 have not been audited by Singer Lewak Greenbaum & Goldstein LLP, they have informed the Company that if the current cash flow and liquidity problems continue to exist at the time of their audit of the financial statements for the year ended July 31, 1998, their report on those statements will include an explanatory fourth paragraph because of substantial doubt about the Companys ability to continue as a going concern.



Item 4.     Description of Securities.



      Not applicable.





Item 5.     Interests of Named Experts and Counsel



      Not applicable.





Item 6.     Indemnification of Directors and Officers.



      The Companys Bylaws provide for indemnification (to the full extent permitted by law) of directors, officers, and other agents of the Company against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer, director, or agent of the Company.



Item 7.      Exemption from Registration Claimed.



      Not applicable.



Item 8.      Exhibits



      1.  Opinion and consent of Leonard R. Milstein, Esq.



      2.  Consent of  Leonard R. Milstein, Esq.

          (included in Exhibit 1)



      3.  Consent of SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



      4.  Power of Attorney (Page 6 of this Registration
Statement)



Item 9.      Undertakings



      (a)   The undersigned registrant hereby undertakes:



            (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration

                statement:



			(i) to include any prospectus required by Section 10(a)(3)

                  of the Securities Act of 1933, as amended (the
Securities

                  Act);



			(ii) to reflect in the prospectus any facts or events

                  arising after the effective date of this registration

                  statement (or the most recent post-effective amendment

                  thereof) which, individually or in the
aggregate, represent

                  a fundamental change in the information set forth in the

                  registration statement; and



			(iii) to include any material information with respect to

                  the plan of distribution not previously
disclosed in the

                  registration statement or any material change to such

                  information in the registration statement;
provided however,

                  that paragraphs (a)(1)(i) and (a) (1) (ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs which are
contained in

                  periodic reports filed by the registrant pursuant to Section

                  13 or Section 15(d) of the Exchange Act that are incorporat-

                  ed by reference in this registration statement.



		(2) That, for the purpose of determining any liability under the

            Securities Act, each such port-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.



            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.





(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrants annual report pursuant to Section 13(a) or Section15(d) of the Exchange Act that is incorporated by reference in this registra-tion statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.



(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



































SIGNATURES





      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deadwood, State of South Dakota, on July 14, 1998.



                         ROYAL CASINO GROUP INC.





                            By:           /s/ Jon F. Elliott


                               Jon F. Elliott, Chairman,
President/Chief

                                 Executive Officer & Chief
Financial Officer





POWER OF ATTORNEY



      Each person in so signing also makes, constitutes and appoints Jon F. Elliott and Leonard R. Milstein and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therein, with the Securities and Exchange Commission.



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





Signature                              Title
      Date







    /s/ Jon F. Elliott        Chairman (President/Chief
July 14, 1998

Jon F. Elliott                Executive Officer/Chief Financial

                              Officer) and Director































INDEX TO EXHIBITS





EXHIBIT
 PAGE



   1	      Opinion and Consent of Leonard R. Milstein, Esq.
 8



   2        Consent of Leonard R. Milstein, Esq.
  8

            (Included in Exhibit 1)



   3        Consent of SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
  9



   4 	      Power of Attorney (page 6 of this Registration
  6

            Statement)

















































































LEONARD R. MILSTEIN

Attorney at Law



684 Higuera Street,  Suite C

San Luis Obispo,  CA  93401-3511

(805)  541-5100

(805)  541-5149 FAX



July 17, 1998



Royal Casino Group Inc.

152 Sherman Street

Deadwood, South Dakota 57732



                                     RE: Registration Statement
on Form S-8



Gentlemen:



      At your request, we have examined the Registration Statement on Form S-8, together with exhibits thereto, to be filed by you relating to the registration of 750,000 shares of common stock, $0.001 par value per share (the Common Stock), issuable in connection with Royal Casino Group Inc., a Utah Corporation (the Company) Consulting/Compensation plan (Plan). We are familiar with the proceedings taken, and to be taken, by the Company in connection with the issuance of shares of Common Stock under the Plan and authorization of such issuance thereunder, and have examined such documents and such questions of law and fact as we deem necessary in order to express the opinion hereinafter stated.



      Based on the foregoing, it is our opinion that the shares of Common Stock of the Company to be issued pursuant to the Plan have been duly authorized, and that such Common Stock, when issued in accordance with the terms of the Plan, will be legally and validly issued, fully paid and nonassessable.



      We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement .



                                    Very truly yours,



                                    /s/ Leonard R. Milstein



                                    LEONARD R. MILSTEIN























Exhibit 3







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS







      We have issued our report dated November 1, 1997 accompanying the consolidated financial statements included in the Annual Report of Royal Casino Group Inc. on Form 10-K for the year ended July 31, 1997. We hereby consent to the incorporation by reference of said report in this Registration Statement of Royal Casino Group, Inc. on Form S-8 effective July 23, 1998.







                                       SINGER LEWAK GREENBAUM &
GOLDSTEIN LLP





Los Angeles,  CA

July 22, 1998